UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

DOLBY LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	90-0199783
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Potrero Avenue, San Francisco, California, 94103

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act: None

Title of each class to be so registered	Name of each exchange on which each class is to be registered
N/A	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates (if applicable): None

Securities to be registered pursuant to Section 12(g) of the Act:

Class B Common Stock, $0.001 par value per share

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

Dolby Laboratories, Inc. (the “Registrant”) hereby incorporates by reference the description of its Class B Common Stock contained under the heading “Description of Capital Stock” in the prospectus that forms a part of Registrant’s Registration Statement on Form S-1 (File No. 333-120614), filed with the Securities and Exchange Commission (the “Commission”) on November 19, 2004, as subsequently amended (the “Registration Statement”), together with the description contained under such caption included in the form of final prospectus filed separately by Registrant with the Commission on February 17, 2005 pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Item 2. Exhibits.

The following exhibits are filed herewith or incorporated by reference herein as indicated below:

3.1*	Amended and Restated Certificate of Incorporation of the Registrant.

3.2*	Amended and Restated Bylaws of the Registrant.

4.1	Form of Class B Common Stock certificate of the Registrant.

*	Incorporated by reference to the identically numbered exhibit to the Registration Statement on Form S-1 of Dolby Laboratories, Inc. filed on November 19, 2004, as amended (File No. 333-120614).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 25, 2006	DOLBY LABORATORIES, INC.

	By:	/s/ Mark Anderson
Mark Anderson
Vice President, General Counsel

EXHIBIT INDEX

Exhibit Number	Description
3.1*	Amended and Restated Certificate of Incorporation of the Registrant.

3.2*	Amended and Restated Bylaws of the Registrant.

4.1	Form of Class B Common Stock certificate of the Registrant.

*	Incorporated by reference to the identically numbered exhibit to the Registration Statement on Form S-1 of Dolby Laboratories, Inc. filed on November 19, 2004, as amended (File No. 333-120614).